                              LIST OF SUBSIDIARIES
                              --------------------

                                                                   STATE OF
COMPANY                                                            INCORPORATION
-------                                                            -------------
International Specialty Products Inc.                                Delaware
      ISP Management Company, Inc.                                   Delaware
      ISP Minerals Inc.                                              Delaware
      ISP Filters Inc.                                               Delaware
      ISP Technologies Inc.                                          Delaware
      ISP Mineral Products Inc.                                      Delaware
      ISP Environmental Services Inc.                                Delaware
      Bluehall Incorporated                                          Delaware
         Verona Inc.                                                 Delaware
      ISP Realty Corporation                                         Delaware
      ISP Real Estate Company, Inc.                                  Delaware
      International Specialty Products Funding Corporation           Delaware
      ISP Chemicals Inc.                                             Delaware
         ISP Newark Inc.                                             Delaware
         ISP Van Dyk Inc.                                            Delaware
         ISP Fine Chemicals Inc.                                     Delaware
         ISP Investments Inc.                                        Delaware
           ISP Global Technologies Inc.                              Delaware
              ISP International Corp.                                Delaware
                ISP (Puerto Rico) Inc.                               Delaware
              GAF Huls Chemie GmbH                                   Germany
              ISP International Filters Inc.                         Delaware
              ISP Andina, C.A.                                       Venezuela
              ISP Argentina S.A.                                     Argentina
              ISP Asia Pacific Pte Ltd.                              Singapore
              ISP (Australasia) Pte Ltd.                             Australia
              ISP (Belgium) N.V.                                     Belgium
              ISP (Belgium) International N.V.                       Belgium
              ISP do Brasil Ltda.                                    Brazil
              ISP (Canada) Inc.                                      Canada
              ISP Ceska Republika Spol, S.R.O.                       Czech. Rep.
              ISP (China) Limited                                    China
              ISP Filters (Canada) Inc.                              Canada
              ISP Filters Pte Ltd.                                   Singapore
              ISP Freight Service  N.V.                              Belgium
              ISP Global Operations (Barbados) Inc.                  Barbados
              ISP Global Technologies (Belgium) S.A.                 Belgium
              ISP Global Technologies (Germany) Holding GmbH         Germany
              ISP Global Technologies Deutschland GmbH               Germany
              HPF-Hanseatic Filterprodukte GmbH                      Germany
              International Specialty Products ISP (France) S.A      France





              ISP Ireland(1)                                         Ireland
              ISP (Great Britain) Co. Ltd.                           England
              ISP (Hong Kong) Limited                                Hong Kong
              ISP (Italia) S.r.l.                                    Italy
              ISP (Japan) Ltd.                                       Japan
              ISP (Korea) Limited                                    Korea
              ISP Mexico, S.A. de C.V.                               Mexico
              ISP (Norden) A.B.                                      Sweden
              ISP (Osterreich) Ges.m.g.h.                            Austria
              ISP (Polska) Sp.z. o.p.                                Poland
              ISP Sales (Barbados) Inc.                              Barbados
              ISP Sales (U.K.) Limited                               Ireland
              ISP (Singapore) Pte Ltd.                               Singapore
              ISP (Switzerland) A.G.                                 Switzerland
              ISP (Thailand) Co., Ltd.                               Thailand
              Chemfields Pharmaceuticals Private Limited(2)          India



--------
(1) 25% owned by ISP (Italia) S.r.l.; 75% owned by International Specialty Products ISP (France) S.A.
(2)      50.1% owned by ISP Global Technologies Inc.